EXHIBIT 99.1

Black Ridge Oil & Gas Reports Fourth Quarter and Year-End 2012 Results

2012 Production, Reserves, and Revenue Achieve Triple-Digit Growth

2012 Marks Most Profitable Year at Black Ridge Oil & Gas

MINNETONKA, MN – March 28, 2013 – Black Ridge Oil & Gas, Inc. (“the Company”) (OTCQB: ANFC), a well-positioned exploration and production (E&P) company focused on non-operated Bakken and Three Forks properties, today announced financial and operating results for the three months and year ended December 31, 2012.

Company Records Set during 2012

•	Proved reserves, prepared by Netherland, Sewell & Associates, Inc. increased 397% from 2011 to 2.4 million barrel of oil equivalents (MMBOE)
•	Production of 73.9 thousand barrel of oil equivalents (MBOE) represents 227% increase from 2011
•	Total revenues increased 214% to $6.0 million
•	Net income (including settlement income) reached $4.9 million compared to a net loss of $(2.5) million in 2011
•	Total cash flow increased to $15.0 million from a use of cash of $(0.3) million for 2011

Operational Achievements during 2012

•	Participated in the completion of 42 gross (1.62 net) wells with a 100% success rate
•	The Company ended the year with production from 66 gross (2.30 net) wells
•	Lease Operating Expenses (LOE) decreased by 62% from 2011 to $8.79/BOE
•	Monetized our legacy assets realizing net settlement income of $11.1 million and collecting $14.1 million of settlement proceeds
•	Replaced our credit facility with a new Secured Revolving Credit Agreement with Dougherty Funding LLC, which reduced our interest rate on borrowings by 9.75 percentage points. Increased the maximum available from $10.0 million to $20.0 million, of which $16.5 million is currently available

Fourth Quarter and Year-End 2012 Results

The Company reported 2012 fourth quarter net income attributable to common stockholders of $2.9 million, or $0.06 per basic and diluted common share, compared to a net loss of $(1.7) million, or $(0.04) per basic and diluted common share, for the fourth quarter of 2011.

For the year ended December 31, 2012, the Company reported net income attributable to common stockholders of $4.9 million (including settlement income), or $0.10 per basic and diluted common share, compared to a net loss of $(2.5) million, or $(0.06) per basic and diluted common share, for the year ended December 31, 2011.

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Ken DeCubellis, Black Ridge's Chief Executive Officer, said: "Black Ridge had a record year in 2012, and we are off to a great start in 2013. Our strategy of deploying capital for purchasing and developing near term high IRR projects have resulted in record earnings for the Company. Our growing operating cash flow and strong balance sheet position allows us the flexibility to identify and participate in wells where we believe Black Ridge and its shareholders will realize the best and highest returns.”

Revenues for the fourth quarter of 2012 were $1.7 million compared to $0.7 million for the fourth quarter of 2011, an increase of 152%. Production in the fourth quarter of 2012 totaled 20.4 MBOE, representing a 159% increase over the fourth quarter of 2011.

Revenues for the full-year 2012 totaled $6.0 million compared to $1.9 million for the full-year 2011, an increase of 214%. This year-over-year increase was primarily due to a 227% increase in oil and gas production in 2012. Production in 2012 totaled a record 73.9 MBOE, of which 96% was crude oil. In 2012, the Company’s realized commodity prices were $83.27 per barrel of oil and $5.39 per MCF for natural gas, including natural gas liquids. Bakken oil price differentials improved over the course of 2012. For the fourth quarter of 2012, the Company’s realized oil price was 5% per barrel below WTI as compared to a differential of 16% per barrel in the first quarter of 2012.

2012 Proved Reserves

As of December 31, 2012, Black Ridge had estimated proved reserves of 2.4 MMBOE, of which 21% were classified as proved developed, and 89% was crude oil. These estimated proved reserves had a pre-tax PV-10 value of $27.9 million. The 2012 reserves estimate represented a 397% increase over the 0.5 MMBOE of proved reserves at year-end 2011. The increase in proved reserves equates to 26 times the Company’s 2012 production. The Company's estimated reserves were prepared by its independent reservoir engineering firm, Netherland, Sewell & Associates, Inc.

As of December 31, 2012, the Company controlled approximately 12,256 net mineral acres prospective for the Bakken and Three Forks formations. During the year the Company participated in the completion of 42 gross (1.62 net) wells with a 100% success rate. In addition, the Company owned working interests in 9 gross wells representing 0.36 net wells that are preparing to drill, drilling, awaiting completion, complete or producing.

Liquidity Position

During 2012, Black Ridge entered into a new Secured Revolving Credit Agreement with Dougherty Funding, LLC., and subsequently increased the facility from $10.0 million to $20.0 million, of which $16.5 million is currently available. Black Ridge monetized legacy assets during 2012 realizing net settlement income of $11.1 million and collecting $14.1 million of settlement proceeds. Black Ridge ended the year with $2.9 million of working capital and $10.8 million of remaining availability on the Dougherty credit facility.

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DeCubellis said: “Black Ridge is in a position to continue on our growth trajectory. By remaining focused on our strategy of actively aggregating high quality, non-operated leases and converting the opportunities into high return near term development and production we are excited to expand on our successes in 2013.”

2013 Update

The Company expects to see continued reductions in Lease Operating Expenses (LOE) and anticipates LOE to be approximately $7.50 per BOE in 2013. Based on the Company’s development and acquisition plans for 2013, which are currently fully funded, and a forecasted realized crude oil price of $85 per barrel, we anticipate achieving sequential quarter over quarter production growth, as well as annual production, revenue and adjusted EBITDA records from oil and gas operations.

DeCubellis said: “We continue to see basin-wide improvements in well economics due to the cost abatements and drilling efficiencies that began in the second half of 2012. In 2013, through March 15th, we received 16 Authorizations for Expenditures (AFEs) from our drilling partners with per-well average drilling and completion costs of approximately $8.6 million. This is approximately an 11% reduction from the previous year’s average AFE. We believe we are well positioned to continue converting our leases into production and cash flow as we further develop our asset base in North America's premier unconventional oil play.”

Well Update

Producing Wells: The following table sets forth Bakken and Three Forks wells in which Black Ridge holds a participating interest that were producing as of December 31, 2012.

Well	Location	Operator	WI(1)
Christensen 159-102-8-5-1H	Williams, ND	Newfield	0.300
Fairbanks 1-20H	Williams, ND	Continental	0.287
Go-State ###-##-####H-1	Williams, ND	Hess	0.130
Pasternak #1-32-29HC	Williams, ND	G3 Operating	0.125
Peggy Schettler 14-33H	Dunn, ND	Marathon	0.125
Colfax 1X-19H	Williams, ND	Continental	0.106
Go-Hill ###-##-####H-1	Williams, ND	Hess	0.102
Dahl Federal 2-15H (2)	McKenzie, ND	SM-energy	0.087
Lowe 18-19-158N-99W	Williams, ND	Crescent Point	0.084
Weyrauch 15-11H	Williams, ND	Hess	0.083
Stromme Family Trust 157-101-11C-2-1H	Williams, ND	Petro-Hunt	0.079
Pasternak Trust 157-100-18A-19-1H	Williams, ND	Petro-Hunt	0.078
A.Tufto 18-19 #1-H	Williams, ND	Brigham	0.072

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Well	Location	Operator	WI(1)
King 157-101-3B-10-1H	Williams, ND	Petro-Hunt	0.068
Sidonia 15-1102H	Mountrail, ND	EOG	0.063
Go-Durning ###-##-####H-1	Williams, ND	Hess	0.063
Love 11-2 #1H	Williams, ND	Samson	0.062
Erickson 41-25 SWH	McKenzie, ND	Denbury	0.050
Austin 17-20-158N-99W	Williams, ND	Crescent Point	0.049
Paul Peter Coffee 35HA	Dunn, ND	WPX Energy	0.018
Paul Peter Coffee 35HC	Dunn, ND	WPX Energy	0.018
Paul Peter Coffee 35HD	Dunn, ND	WPX Energy	0.018
Blikre 158-94-13B-24-1H	Mountrail, ND	Petro-Hunt	0.016
Burke 24-08H	Mountrail, ND	EOG	0.016
Revolver 1-35H	Mountrail, ND	Slawson	0.016
Revolver 2-35H	Mountrail, ND	Slawson	0.016
White 157-100-17B-20-1H	Williams, ND	Petro-Hunt	0.016
En-Jorstad-157-94-0904H-1	Mountrail, ND	Hess	0.012
Marshall 1-13H	Dunn, ND	Continental	0.012
Miller 157-101-12C-1-1H	Williams, ND	Petro-Hunt	0.011
Vanville 22-2623H	Burke, ND	EOG	0.010
Vanville 21-2635H	Burke, ND	EOG	0.010
Olson 15-36H	Williams, ND	Hess	0.010
Clearwater 1-24-25H 1	Mountrail, ND	Hunt	0.010
Kannegeiter 160-90-17-P-1H	Burke, ND	OXY	0.010
Berger 156-100-7-6-1H	Williams, ND	Liberty	0.010
Opedahl 21x-11	Williams, ND	XTO	0.010
SC-Tami ###-##-####H-1	Williams, ND	Hess	0.009
Talkington 21-30TFH	Stark, ND	Whiting	0.008
Talkington 41-30PH	Stark, ND	Whiting	0.008
Talkington 11-30PH	Stark, ND	Whiting	0.008
Probe 1-19-30HMB	Mountrail, ND	Slawson	0.008
Clearwater 1-26-23H 1	Mountrail, ND	Hunt	0.007
Lindy 156-100-10-3-1H	Williams, ND	Liberty	0.007
Pankowski 4-6H	Williams, ND	Kodiak	0.007
En-Charles Wood-157-94-1720H-1	Mountrail, ND	Hess	0.006
Lielan 1-10H	Burke, ND	Continental	0.006
EN-Will Trust B-157-94-2635H-1	Mountrail, ND	Hess	0.005
EN-Will Trust B-157-94-2635H-2	Mountrail, ND	Hess	0.005
EN-Will Trust B-157-94-2635H-3	Mountrail, ND	Hess	0.005
Hodenfield 15-23H	Williams, ND	Hess	0.005
Tempe #1-29H	Divide, ND	Continental	0.004
Go-Soine A-156-97-3229H-1	Williams, ND	Hess	0.004
Mathewson 1-30H	Williams, ND	Continental	0.004
Washburne 1-22H	Williams, ND	Continental	0.003

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Well	Location	Operator	WI(1)
Marcy 1-24H	Williams, ND	Continental	0.003
Marcy 2-24H	Williams, ND	Continental	0.003
Marcy 3-24H	Williams, ND	Continental	0.003
Hokanson 157-99-1A-12-1H	Williams, ND	Petro-Hunt	0.003
Homer 1-14H	Williams, ND	Continental	0.002
Setterlund 159-94-28B-33-1H	Burke, ND	Petro-Hunt	0.002
Orion Federal 5792 42-20H	Mountrail, ND	Oasis	0.002
Scanlan 3-5H	Williams, ND	Kodiak	0.002
Opsal 158-99-26A-35-1H	Williams, ND	Petro-Hunt	0.001
Helstad 158-99-34D-27-1H	Williams, ND	Petro-Hunt	0.001
Feller 1-22H	Williams, ND	Continental	0.001
Vig 157-99-10D-3-1H	Williams, ND	Petro-Hunt	0.001

(1)	The working interests are based on Black Ridge’s internal records and may be subject to change by operators' third-party legal counsel in preparing final division order title opinions for each well.

(2)	This well was not included in quarter end financial reporting because the operator is holding the funds related to the Company’s working interest pending resolution of third party litigation related to the state of North Dakota’s control of riparian acreage.

“Drilling” Wells: The following table sets forth Bakken and Three Forks wells in which Black Ridge holds a participating interest that are either preparing to drill, drilling, awaiting completion or completing as of December 31, 2012

Well	Location	Operator	WI(1)
Stateline 14-3427H	Roosevelt, MT	EOG	0.083
SCHA 33-34 #2TFH	Mountrail, ND	Brigham	0.063
SCHA 33-34 #3H	Mountrail, ND	Brigham	0.063
SCHA 33-34 #4TFH	Mountrail, ND	Brigham	0.063
Hanson 33-28H	Williams, ND	Zenergy	0.036
Louisville 2-9H	McKenzie, ND	Continental	0.021
Moody 159-94-15A-22-1H	Burke, ND	Petro-Hunt	0.018
Jackman 156-100-11-2-1H	Williams, ND	Liberty	0.015
Helstad 157-99-2A-11-1H	Williams, ND	Petro-Hunt	0.002

(1)	The working interests are based on Black Ridge’s internal records and may be subject to change by operators' third-party legal counsel in preparing final division order title opinions for each well.

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Adjusted Net Income (Loss) and Adjusted EBITDA

In addition to reporting net income (loss) as defined under GAAP, we also present Adjusted Net Income (Loss) and Adjusted EBITDA. We define Adjusted Net Income (Loss) as net income excluding settlement income, net of settlement expenses, and tax. We define Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) accretion of abandonment liability, and (v) non-cash expenses relating to share based payments recognized under ASC Topic 718. We believe the use of non-GAAP financial measures provides useful information to investors regarding our current financial performance; however, Adjusted Net Income (Loss) and Adjusted EBITDA do not represent, and should not be considered alternatives to GAAP measurements. We believe these measures are useful in evaluating our fundamental core operating performance. Specifically, we believe the non-GAAP Adjusted Net Income (Loss) and Adjusted EBITDA results provide useful information to both management and investors by excluding certain income and expenses that our management believes are not indicative of our core operating results. Although we use Adjusted Net Income (Loss) and Adjusted EBITDA to manage our business, including the preparation of our annual operating budget and financial projections, we believe that non-GAAP financial measures have limitations and do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. A reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to Net Income, GAAP, are included below:

	Years Ended December 31,
	2012	2011
Net income (loss)	$4,911,410	$(2,482,255)
Subtract:
Settlement income, net of tax (a)	(6,355,895)	–
Adjusted net income (loss)	$(1,444,485)	$(2,482,255)

Weighted average common shares outstanding - basic	47,789,225	42,882,772
Weighted average common shares outstanding - fully diluted	48,061,239	42,882,772

Net income (loss) per common share - basic	$0.10	$(0.06)
Subtract:
Settlement income per common share, net of tax	(0.13)	–
Adjusted net income (loss) per common share - basic	$(0.03)	$(0.06)

Net income (loss) per common share - fully diluted	$0.10	$(0.06)
Subtract:
Settlement income per common share, net of tax	(0.13)	–
Adjusted net income (loss) per common share - fully diluted	$(0.03)	$(0.06)

(a) Adjusted to reflect tax expense, computed based on our effective tax rate of approximately 43%, of $4,790,000 for the year Ended December 31, 2012.

	Years Ended December 31,
	2012	2011
Net income (loss)	$4,911,410	$(2,482,255)
Add back:

Interest expense, net, excluding amortization of warrant based financing costs	873,754	13,155
Income tax provision	3,720,601	(1,680,905)
Impairment of oil and gas properties	–	2,392,742
Depreciation, depletion, and amortization	2,467,688	933,674
Accretion of abandonment liability	4,557	509
Common stock issued for terminated oil and gas acquisition	438,539	–
Share-based compensation	1,167,561	840,944

Adjusted EBITDA	$13,584,110	$17,864

Our Adjusted EBITDA for the year ended December 31, 2012 includes settlement income, net of settlement expenses, of $11,145,895.

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Financial and Statistical Data Tables

Following are financial highlights for the comparative twelve month period ended December 31, 2012 and 2011. The following information is based on GAAP reported earnings, with additional required disclosures included in the Company's Form 10-K:

BLACK RIDGE OIL & GAS, INC. (Formerly Ante5, Inc.)

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$1,417,340	$1,401,141
Accounts receivable	856,233	673,003
Settlement receivable	2,500,000	–
Prepaid expenses	1,397,450	40,599
Current portion of contingent consideration receivable	–	2,309,752
Total current assets	6,171,023	4,424,495

Property and equipment:
Oil and natural gas properties, full cost method of accounting
Proved properties	35,248,983	10,867,443
Unproved properties	9,055,513	13,236,057
Other property and equipment	85,917	78,489
Total property and equipment	44,390,413	24,181,989
Less, accumulated depreciation, amortization, depletion and allowance for impairment	(5,793,184)	(3,325,497)
Total property and equipment, net	38,597,229	20,856,492

Contingent consideration receivable, net of current portion and allowance of $-0- and $878,650 at December 31, 2012 and 2011, respectively	–	3,698,850
Debt issuance costs, net	657,702	52,049
Total other assets	657,702	3,750,899

Total assets	$45,425,954	$29,031,886

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, including $160,000 and $-0- of settlement payables, respectively	$3,113,526	$2,820,936
Accounts payable, related parties, including $116,234 and $-0- of settlement payables, respectively	116,234	9,206
Accrued expenses	61,666	–
Royalties payable, related party	–	300,431
Total current liabilities	3,291,426	3,130,573

Asset retirement obligations	67,145	3,900
Revolving credit facilities	5,748,844	–
Deferred tax liability	4,732,696	1,012,095

Total liabilities	13,840,111	4,146,568

Commitments and contingencies

Stockholders' equity:

Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.001 par value, 500,000,000 shares authorized, 47,979,990 and 47,402,965 shares issued and outstanding at December 31, 2012 and 2011, respectively	47,980	47,403
Additional paid-in capital	29,847,212	28,058,674
Retained earnings (accumulated deficit)	1,690,651	(3,220,759)
Total stockholders' equity	31,585,843	24,885,318

Total liabilities and stockholders' equity	$45,425,954	$29,031,886

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BLACK RIDGE OIL & GAS, INC. (Formerly Ante5, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years
	Ended December 31,
	2012	2011

Oil and gas sales	$6,022,540	$1,917,719

Operating expenses:
Production expenses	649,603	527,844
Production taxes	692,527	214,363
General and administrative	3,530,643	1,850,536
Depletion of oil and gas properties	2,443,482	919,631
Impairment of oil and gas properties	–	2,392,742
Accretion of discount on asset retirement obligations	4,557	509
Depreciation and amortization	24,206	14,043
Total operating expenses	7,345,018	5,919,668

Net operating loss	(1,322,478)	(4,001,949)

Other income (expense):
Interest income	1,872	1,717
Interest (expense)	(1,193,278)	(101,956)
Other income	–	38,075
Settlement income	17,020,759	–
Settlement expenses	(5,874,864)	–
Loss on disposal of equipment	–	(1,061)
Indemnification expenses	–	(97,986)
Total other income (expense)	9,954,489	(161,211)

Income (loss) before provision for income taxes	8,632,011	(4,163,160)

Provision for income taxes	(3,720,601)	1,680,905

Net income (loss)	$4,911,410	$(2,482,255)

Weighted average common shares outstanding - basic	47,789,225	42,882,772
Weighted average common shares outstanding - fully diluted	48,061,239	42,882,772

Net income (loss) per common share - basic	$0.10	$(0.06)
Net income (loss) per common share - fully diluted	$0.10	$(0.06)

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BLACK RIDGE OIL & GAS, INC. (Formerly Ante5, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years
	Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$4,911,410	$(2,482,255)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion of oil and gas properties	2,443,482	919,631
Depreciation and amortization	24,206	14,043
Impairment of oil and gas properties	–	2,392,742
Amortization of debt issuance costs	190,580	14,872
Accretion of discount on asset retirement obligations	4,557	509
Loss on disposal of equipment	–	1,061
Common stock issued for terminated oil & gas acquisition	438,539	–
Common stock issued for services	–	43,120
Common stock warrants	271,933	74,022
Common stock warrants, related parties	45,719	13,062
Common stock options, related parties	849,909	710,740
Decrease (increase) in assets:
Accounts receivable	(183,230)	(657,163)
Settlement receivable	(2,500,000)	–
Prepaid expenses	(1,424,985)	(32,168)
Contingent consideration receivable	6,008,602	463,398
Increase (decrease) in liabilities:
Accounts payable, including $160,000 and $-0- of settlement payables, respectively	347,744	73,202
Accounts payable, related parties, including $116,234 and $-0- of settlement payables, respectively	107,028	(67,571)
Accrued expenses	61,666	(47,267)
Royalties payable, related party	(300,431)	(23,169)
Deferred tax liability	3,720,601	(1,680,905)
Net cash provided by (used in) operating activities	15,017,330	(270,096)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of oil and gas properties	1,893,649	336,925
Purchases of oil and gas properties and development capital expenditures	(21,839,963)	(12,731,225)
Purchases of other property and equipment	(7,428)	(78,489)
Net cash used in investing activities	(19,953,742)	(12,472,789)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facilities	16,350,000	–
Repayments on revolving credit facilities	(10,601,156)	–
Proceeds from the sale of common stock, net of $526,444 of offering costs	–	5,616,057
Debt issuance costs paid	(796,233)	(66,921)
Proceeds from the exercise of common stock options	–	17,280
Net cash provided by financing activities	4,952,611	5,566,416

NET CHANGE IN CASH AND CASH EQUIVALENTS	16,199	(7,176,469)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,401,141	8,577,610
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,417,340	$1,401,141

SUPPLEMENTAL INFORMATION:
Interest paid	$667,917	$–
Income taxes paid	$–	$–

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of oil and gas properties accrued within accounts payable	$2,618,145	$2,422,150
Purchase of oil and gas properties through issuance of common stock	$–	$4,940,269
Capitalized asset retirement costs	$58,688	$3,391
Liabilities relieved to additional paid in capital	$183,015	$–

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Cautionary Statement as to Forward-Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Black Ridge Oil & Gas current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

About the Company

Black Ridge Oil & Gas is an oil and gas exploration and production company based in Minnetonka, Minnesota. Black Ridge's focus is exclusive to the Williston Basin Bakken and Three Forks trend in North Dakota and Montana. Black Ridge Oil & Gas controls approximately 12,256 net acres prospective for Bakken and/or Three Forks development. For additional information, visit the Company's website at www.blackridgeoil.com.

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Contact

Black Ridge Oil & Gas, Inc.

Ken DeCubellis, Chief Executive Officer

952-426-1241

www.blackridgeoil.com

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